UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2012

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

Canada	001-34198	Not Applicable
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

2838 Bovaird Drive West
Brampton, Ontario, L7A 0H2, Canada
(Address of Principal Executive Offices)

(905) 455-1990
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The matters voted upon at the Meeting included (i) to affix the number of Directors within the minimum and maximum set forth in the articles as ten (ii) the election of ten directors of the Company for the ensuing year; (iii) the appointment of Deloitte & Touche LLP as the independent registered public accounting firm and auditor of the Company for the ensuing year and to authorize the Audit Committee of the Company to fix their remuneration; and (iv) the approval on an advisory vote regarding the compensation of the Company’s named executive officers.

Our scrutineer reported the vote of the shareholders as follows:

1.	Affix the Number of Directors at Ten

Votes For	Votes Against	Abstain
47,801,871	3,145,704	150,828

2.	Election of Directors

Director Name	Votes For	Votes Withheld
Jay Amato	41,687,138	869,555
Steven Bromley	41,847,545	709,148
Peter Fraser	41,913,864	642,829
Douglas Greene	41,116,155	1,440,538
Victor Hepburn	41,108,739	1,447,954
Katrina Houde	39,842,880	2,713,813
Cyril Ing	41,037,191	1,519,502
Jeremy Kendall	41,834,619	722,074
Alan Murray	41,907,564	649,129
Allan Routh	41,814,502	742,191

3.	Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Withheld
50,922,315	176,088

4.	Advisory Resolution Regarding the Compensation of the Company’s Named Executive Officers

Votes For	Votes Against	Abstain
38,299,778	4,122,117	134,798

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By	/s/ John Dietrich
John Dietrich
Vice President, Corporate Development
and Secretary
Date	May 18, 2012